FOR IMMEDIATE RELEASE
Contact: Lauren DePaso
(502) 636-4506
Lauren.DePaso@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2016 FIRST QUARTER RESULTS
LOUISVILLE, Ky. (April 28, 2016) - Churchill Downs Incorporated (NASDAQ: CHDN) (CDI or Company) today reported business results for the first quarter ended March 31, 2016.
First Quarter 2016 Highlights

•	Record net revenue of $288.4 million, up 15% over the prior year

•	Record Adjusted EBITDA of $52.8 million, 6% higher than the prior year
“We delivered record net revenue and Adjusted EBITDA this quarter and are encouraged by the early 2016 results in each of our segments,” says Bill Carstanjen, CDI’s Chief Executive Officer. “With a strong first quarter behind us, we are now focused on the 142nd Kentucky Derby on May 7th and we are very excited to have our fans enjoy the new improvements and amenities that have been added to Churchill Downs Racetrack.”

CONSOLIDATED RESULTS	First Quarter
(in millions, except per share data):	2016	2015

Net revenue	$288.4	$250.9
Adjusted EBITDA-a)	52.8	49.8
Net income (loss)	2.8	(1.6)
Diluted net income (loss) per share	$0.16	$(0.09)

(a- Non-GAAP measure. See explanation of non-GAAP measures below.
Net revenue growth was driven by a $30.2 million increase in Big Fish Games primarily from casual and mid-core free-to-play game growth, a $4.0 million increase from TwinSpires due to a 7% increase in unique players and a $3.3 million increase primarily from our Racing and Casinos segments.
Adjusted EBITDA increased $3.0 million driven by a $3.9 million increase from Casinos as a result of organic growth and operational efficiencies, a $2.0 million increase from TwinSpires as a result of handle growth and a $2.1 million increase from our Racing and Other Investment segments. Partially offsetting these increases was a $5.0 million decrease from Big Fish Games. Of the decline in Big Fish Games Adjusted EBITDA, $1.7 million related primarily to increased user acquisition expense of $13.5 million that was partially offset by the impact of higher bookings. Also, there was $3.3 million of benefit in the first quarter of 2015 primarily associated with Big Fish Games platform and development fees as a result of business combination accounting rules that did not recur in the first quarter of 2016.
The increase in net income and net income per share was a result of a $10.4 million increase in operating income, a $2.6 million increase in our income tax benefit primarily due to the favorable impact from the early adoption of an accounting standard related to stock-based compensation and $0.8 million increase in income from our equity investments. Partially offsetting these increases was a $5.8 million gain in 2015 from the sale of our remaining HRTV investment and a $3.3 million increase in net interest expense associated with higher outstanding debt balances.
Operating Segment Summaries:

RACING	First Quarter
(in millions):	2016	2015

Net revenue	$26.2	$23.8
Adjusted EBITDA	(7.4)	(9.2)
For the quarter, net revenue increased $2.4 million primarily driven by an increase in the number of host days at Arlington, which was partially offset by a $1.0 million decrease in Fair Grounds revenue primarily driven by three fewer live race days and a 4.1% decline in handle.
Adjusted EBITDA increased $1.8 million driven by a $1.4 million increase at Arlington from higher pari-mutuel and other operational revenue, a $0.8 million increase at Calder and $0.5 million increase at Churchill Downs. Partially offsetting these increases was a $0.3 million decrease at Fair Grounds and a $0.6 million increase in corporate expenses allocated to the Racing segment.

CASINOS	First Quarter
(in millions):	2016	2015

Net revenue	$86.5	$86.0
Adjusted EBITDA	34.3	30.4
During the quarter, net revenue increased $0.5 million driven by a $2.4 million increase in Oxford revenue from market share growth and a $0.6 million increase in Video Services, LLC net revenue due to upgraded video poker machines and improved OTB facility performance. Partially offsetting these increases was a $1.5 million decline in Fair Grounds Slots which was negatively impacted by the April 2015 smoking ban in Orleans Parish and a $1.2 million decrease at our Mississippi properties as a result of market declines.
Adjusted EBITDA grew $3.9 million driven by a $1.4 million increase at Oxford from strong top line growth, a $1.1 million increase at Saratoga Casino Holdings, LLC from management fee and equity investment income, a $1.0 million increase at Miami Valley Gaming, LLC from market share growth, a $0.5 million increase at Calder and a $0.8 million decrease in corporate expenses allocated to the Casinos segment. Partially offsetting these increases was a $1.0 million decline at Fair Grounds Slots driven by the impact of the April 2015 parish-wide smoking ban.

TWINSPIRES	First Quarter
(in millions):	2016	2015

Net revenue	$49.4	$45.4
Adjusted EBITDA	12.1	10.1
During the quarter, net revenue and Adjusted EBITDA improved $4.0 million and $2.0 million, respectively, primarily driven by handle growth of 10.6% which outpaced total industry performance by 7.5 percentage points as customers continue to migrate to online wagering.

BIG FISH GAMES	First Quarter
(in millions):	2016	2015

Net revenue	$122.1	91.9
Adjusted EBITDA	15.0	20.0
For the quarter, net revenue increased $30.2 million driven primarily by a $28.9 million increase in casual and mid-core free-to-play revenue from multiple games including Gummy Drop!, Dungeon Boss and Fairway Solitaire Blast. Partially offsetting this increase was a $3.3 million decline in premium games revenue and a $2.1 million decrease in social casino revenue. The fair value adjustment to Big Fish Games deferred revenue assumed as part of the acquisition was $6.7 million lower than the prior year quarter.
Adjusted EBITDA decreased $5.0 million in the first quarter of 2016 compared to the first quarter of 2015. Of the decline in Adjusted EBITDA, $1.7 million related primarily to increased user acquisition expense of $13.5 million that was partially offset by the impact of higher bookings. Also, there was $3.3 million of benefit in the first quarter of 2015 primarily associated with Big Fish Games platform and development fees as a result of business combination accounting rules that did not recur in the first quarter of 2016.

	First Quarter
	2016	2015

Bookings
Social casino	$47.4	$49.3
Casual and mid-core free-to-play	55.0	27.0
Premium	25.8	28.5
Total bookings-a)	$128.2	$104.8

(a- Bookings is a non-GAAP financial measure equal to the revenue recognized plus the change in deferred revenue for the period.
For the quarter, total bookings grew $23.4 million, or 22%. The casual and mid-core free-to-play division continued to show strong growth more than offsetting the modest decline in the social casino and premium divisions. Social casino bookings declined by $1.9 million compared to the first quarter of 2015, despite a 6% increase in average bookings per paying user, as average paying users declined 9% year-over-year. Casual and mid-core free-to-play bookings’ growth of $28.0 million was driven by a 69% increase in quarterly average paying users and a 21% increase in average bookings per paying user. Casual and mid-core free-to-play bookings’ growth was driven by the continued success of Gummy Drop! as well as growth in existing games such as Fairway Solitaire Blast and Cascade and the addition of our newer games, Dungeon Boss and Sunken Secrets, which launched in late 2015. Premium bookings declined $2.7 million, or 9%, primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games, although the decline rate has slowed compared to prior quarters.
Conference Call
A conference call regarding this news release is scheduled for Friday, April 29, 2016, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 92658323 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon

EDT on Friday, April 29, 2016 and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Non-GAAP Measures
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization and certain other items as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”). Churchill Downs Incorporated uses Adjusted EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.
About Churchill Downs Incorporated
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We are a leader in brick-and mortar casino gaming with gaming positions in six states, and we are the largest, legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also one of the world’s largest producers and distributors of mobile games through Big Fish Games, Inc. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; maintaining favorable relationships we have with third-party mobile platforms, the inability to secure new content from third-party developers on favorable terms, keeping our games free from programming errors or flaws, the effect if smart phone and tablet usage does not continue to increase; the financial performance of our racing operations; the impact of casino competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Kentucky, Illinois, Louisiana and Ohio racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; a substantial change in law or regulations affecting pari-mutuel or casino activities; a substantial change in allocation of live racing days; changes in Kentucky, Illinois, Louisiana or Ohio law or regulations that impact revenue or costs of racing in those states; the presence of wagering and casino operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate acquisitions and planned expansion projects including the effect of required payments in the event we are unable to complete acquisitions; our ability to successfully complete any divestiture transaction; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; the ability of Big Fish Games or TwinSpires to prevent security breaches within their online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenue at historic or anticipated levels and achieve anticipated cost savings; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limitation, agreements on sharing of revenue from casinos and advance deposit wagering); and the effect of claims of third parties to intellectual property rights.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended
	March 31,
(in millions, except per common share data)	2016	2015
Net revenue:
Racing	$26.2	$23.8
Casinos	86.5	86.0
TwinSpires	49.4	45.4
Big Fish Games	122.1	91.9
Other Investments	4.0	3.6
Corporate	0.2	0.2
	288.4	250.9
Operating expense:
Racing	35.6	36.2
Casinos	61.0	61.1
TwinSpires	34.6	32.6
Big Fish Games	109.4	82.2
Other Investments	3.9	3.8
Corporate	0.6	1.0
Selling, general and administrative expense	23.1	21.5
Research and development	10.8	10.2
Calder exit costs	0.4	—
Acquisition-related charges	2.7	6.4
Operating income (loss)	6.3	(4.1)
Other income (expense):
Interest income	—	0.2
Interest expense	(10.6)	(7.5)
Equity in income of unconsolidated investments	3.8	3.0
Miscellaneous, net	(0.5)	5.6
	(7.3)	1.3
Loss from continuing operations before provision for income taxes	(1.0)	(2.8)
Income tax benefit	3.8	1.2
Net income (loss)	$2.8	$(1.6)

Net income (loss) per common share data:
Basic
Net income (loss)	$0.17	$(0.09)
Diluted
Net income (loss)	$0.16	$(0.09)

Weighted average shares outstanding:
Basic	16.5	17.3
Diluted	17.0	17.3

Other comprehensive income (loss):
Foreign currency translation, net of tax	—	(0.3)
Other comprehensive income (loss)	—	(0.3)
Comprehensive income (loss)	$2.8	$(1.9)

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$51.1	$74.5
Restricted cash	23.2	29.7
Accounts receivable, net	52.2	67.8
Income taxes receivable	6.6	1.0
Game technology and rights, net	11.5	10.3
Other current assets	53.4	39.5
Total current assets	198.0	222.8
Property and equipment, net	573.2	573.2
Investment in and advances to unconsolidated affiliates	129.8	129.7
Goodwill	841.7	841.7
Other intangible assets, net	482.7	496.2
Other assets	12.9	13.8
Total assets	$2,238.3	$2,277.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57.5	$39.1
Purses payable	8.9	12.1
Account wagering deposit liabilities	20.3	20.4
Accrued expenses	92.6	97.9
Tax refund due to Big Fish Games former equity holders	0.4	0.4
Deferred revenue - Big Fish Games	87.4	81.3
Deferred revenue - all other	81.1	46.0
Big Fish Games deferred payment, current	28.0	28.1
Big Fish Games earnout liability, current	33.6	279.5
Current maturities of long-term debt	10.6	16.2
Dividends payable	—	19.1
Total current liabilities	420.4	640.1
Long-term debt, net of current maturities and loan origination fees	382.7	171.9
Notes payable, including premium and net of debt issuance costs	593.9	593.7
Big Fish Games deferred payment, net of current amount due	27.0	26.7
Big Fish Games earnout liability, net of current amount due	32.5	65.7
Deferred revenue - all other	16.2	16.1
Deferred income taxes	127.8	127.9
Other liabilities	18.4	18.1
Total liabilities	1,618.9	1,660.2
Commitments and contingencies	—	—
Preferred stock, no par value; 0.3 shares authorized; no shares issued	—	—
Common stock, no par value; 50.0 shares authorized; 16.7 shares issued at March 31, 2016 and 16.6 shares issued at December 31, 2015	133.4	134.0
Retained earnings	486.6	483.8
Accumulated other comprehensive loss	(0.6)	(0.6)
Total shareholders' equity	619.4	617.2
Total liabilities and shareholders' equity	$2,238.3	$2,277.4

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)

	Three Months Ended March 31,
(in millions)	2016	2015
Cash flows from operating activities:
Net income (loss)	$2.8	$(1.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27.0	27.4
Game technology and rights amortization	3.7	0.7
Acquisition-related charges	2.7	6.4
Gain on sale of equity investment	—	(5.8)
Dividend from investment in unconsolidated affiliates	4.0	3.5
Big Fish Games earnout payment	(19.7)	—
Equity in income of unconsolidated investments	(3.8)	(3.0)
Stock-based compensation	4.1	2.7
Loss on asset disposals	—	0.4
Other	0.7	0.5
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Other current assets	0.3	(9.3)
Game technology and rights	(4.2)	(4.8)
Income taxes	(5.7)	16.0
Deferred revenue	53.9	55.9
Other assets and liabilities	0.8	0.7
Net cash provided by operating activities	66.6	89.7
Cash flows from investing activities:
Additions to property and equipment	(16.4)	(9.8)
Deferred payments to Big Fish Games former equity holders	—	(1.0)
Proceeds from sale of equity investment	1.4	6.0
Other	—	(0.3)
Net cash used in investing activities	(15.0)	(5.1)
Cash flows from financing activities:
Borrowings on bank line of credit	292.1	75.6
Repayments of bank line of credit	(87.0)	(146.2)
Big Fish Games earnout payment	(261.9)	—
Tax refund payments to Big Fish Games equity holders	—	(11.8)
Payment of dividends	(19.1)	(17.4)
Repurchase of common stock	(0.8)	(4.9)
Windfall tax provision from stock-based compensation	—	2.8
Loan origination fees and debt issuance costs	(1.4)	—
Other	3.0	0.8
Net cash used in financing activities	(75.1)	(101.1)
Net decrease in cash and cash equivalents	(23.5)	(16.5)
Effect of exchange rate changes on cash flows	0.1	(1.9)
Cash and cash equivalents, beginning of period	74.5	67.9
Cash and cash equivalents, end of period	$51.1	$49.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended March 31,
(Unaudited)

(in millions)	2016	2015
Net revenue from external customers:
Racing:
Churchill Downs	$2.3	$2.0
Arlington	9.0	5.8
Fair Grounds	14.3	15.3
Calder	0.6	0.7
Total Racing	26.2	23.8
Casinos:
Oxford Casino	19.9	17.5
Riverwalk Casino	12.7	13.2
Harlow’s Casino	13.0	13.7
Calder Casino	20.3	20.3
Fair Grounds Slots	10.6	12.1
VSI	9.8	9.2
Saratoga	0.2	—
Total Casinos	86.5	86.0
TwinSpires	49.4	45.4
Big Fish Games:
Social casino	47.5	49.6
Casual and mid-core free-to-play	50.4	21.5
Premium	26.7	30.0
Fair value adjustments	(2.5)	(9.2)
Total Big Fish Games	122.1	91.9
Other Investments	4.0	3.6
Corporate	0.2	0.2
Net revenue from external customers	$288.4	$250.9

Intercompany net revenue:
Racing:
Churchill Downs	$0.3	$0.2
Arlington	1.0	1.0
Fair Grounds	1.0	0.9
Total Racing	2.3	2.1
TwinSpires	0.3	0.2
Other Investments	0.9	0.8
Eliminations	(3.5)	(3.1)
Net revenue	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended March 31,
(Unaudited)

(in thousands, except per common share data)	2016	2015
Reconciliation of Segment Adjusted EBITDA to comprehensive income (loss):
Racing	$(7.4)	$(9.2)
Casinos	34.3	30.4
TwinSpires	12.1	10.1
Big Fish Games	15.0	20.0
Other Investments	0.8	0.4
Corporate	(2.0)	(1.9)
Total segment Adjusted EBITDA	52.8	49.8
Change in Big Fish Games deferred revenue	(6.1)	(12.9)
Big Fish Games adjustments	(2.7)	(6.4)
Stock-based compensation expense	(4.1)	(2.7)
Equity investments - interest, depreciation and amortization expense	(2.5)	(2.0)
Calder exit costs	(0.4)	—
Other (charges) and recoveries, net	(0.4)	6.1
Depreciation and amortization	(27.0)	(27.4)
Interest income (expense), net	(10.6)	(7.3)
Income tax benefit	3.8	1.2
Net income (loss)	2.8	(1.6)
Foreign currency translation, net of tax	—	(0.3)
Comprehensive income (loss)	$2.8	$(1.9)

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended March 31,
(unaudited) (in thousands)

	Three Months Ended March 31,
(in millions)	2016	2015
Corporate allocated expense:
Racing	$(1.3)	$(0.7)
Casinos	(1.5)	(2.3)
TwinSpires	(1.2)	(1.2)
Big Fish Games	(0.7)	(0.8)
Other Investments	(0.3)	(0.1)
Corporate allocated expense	5.0	5.1
Total Corporate allocated expense	$—	$—

CHURCHILL DOWNS INCORPORATED
JOINT VENTURE FINANCIAL STATEMENTS
for the three months ended March 31,
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following:

	Three Months Ended March 31,
(in thousands)	2016	2015
Casino revenue	$36.0	$31.9
Non-casino revenue	2.0	2.0
Net revenues	38.0	33.9
Operating and SG&A expense	26.8	24.6
Adjusted EBITDA	11.2	9.3
Depreciation & amortization	3.2	3.1
Operating income	8.0	6.2
Interest and other expense, net	(0.9)	(1.1)
Net income	$7.1	$5.1

	March 31, 2016	December 31, 2015
Assets
Current assets	$16.0	$24.5
Property and equipment, net	117.3	119.7
Other assets, net	107.0	106.6
Total assets	$240.3	$250.8

Liabilities and Members' Equity
Current liabilities	$13.5	$21.6
Current portion of long-term debt	8.3	8.3
Long-term debt, excluding current portion	18.9	20.5
Other liabilities	0.1	0.1
Members' equity	199.5	200.3
Total liabilities and members' equity	$240.3	$250.8